UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 3, 2026

CONCENTRIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39494	27-1605762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39899 Balentine Drive, Suite 235, Newark, California	94560
(Address of principal executive offices)	(Zip Code)

(800) 747-0583
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CNXC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 3, 2026, Concentrix Corporation (the “Company”) announced that Chinnu Susan Varghese will succeed Andre Valentine as the Company’s Chief Financial Officer, effective December 1, 2026. Mr. Valentine will continue to serve as Chief Financial Officer in the near term and is expected to remain with the Company through the second quarter of fiscal 2027 to provide transition support for Ms. Varghese. Ms. Varghese will join the Company on November 9, 2026 and assume the role of Chief Financial Officer on December 1, 2026.
Ms. Varghese, 42, previously served as Senior Vice President and Group Controller of Marelli from October 2024 to October 2026, Chief Financial Officer, Global Growth Markets of Cognizant from August 2023 to October 2024, and Vice President, Global Financial Planning and Analysis of Cognizant from February 2021 to August 2023. She also previously held roles at Harman International and KPMG LLP. Ms. Varghese is a Certified Public Accountant and holds a Master of Business Administration from Columbia Business School and a Bachelor of Business Administration from Pace University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2026	CONCENTRIX CORPORATION

	By:	/s/ Jane C. Fogarty
Jane C. Fogarty Executive Vice President, Legal